Exhibit 3.1

CERTIFICATE OF CONVERSION

TO

DELAWARE STATUTORY TRUST

OF

TCW STEEL CITY PERPETUAL LEVERED FUND LP,

A DELAWARE LIMITED PARTNERSHIP

TO

TCW STEEL CITY SENIOR LENDING BDC,

A DELAWARE STATUTORY TRUST

This Certificate of Conversion to Delaware Statutory Trust, dated as of November 3, 2025, has been duly executed and is being filed by TCW Steel City GP LLC, a Delaware limited liability company, as general partner of TCW Steel City Perpetual Levered Fund LP, a Delaware limited partnership (the “Partnership”), to convert the Partnership to TCW Steel City Senior Lending BDC, a Delaware statutory trust (the “Trust”), pursuant to the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) (the “LP Act”) and the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.) (the “Trust Act”).

1. The name and type of entity of the Partnership immediately prior to the filing of this Certificate of Conversion to Delaware Statutory Trust was TCW Steel City Perpetual Levered Fund LP, a Delaware limited partnership.

2. The Partnership filed its original certificate of limited partnership with the Secretary of State of the State of Delaware (the “Secretary of State”) and was first formed on October 14, 2024, in the State of Delaware.

3. The jurisdiction in which the entity or business form to which the Partnership shall be converted is Delaware and the name of such entity or business form as set forth in its certificate of trust is TCW Steel City Senior Lending BDC, a Delaware statutory trust.

4. The conversion of the Partnership to the Trust shall be effective upon the filing of this Certificate of Conversion to Statutory Trust and a certificate of trust of the Trust with the Secretary of State.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Delaware Statutory Trust in accordance with Section 3811 of the Trust Act as of the date first-above written.

TCW Steel City GP LLC
a Delaware limited liability company
By: TCW PT Management Company LLC,
its managing member

By:	/s/ Andrew Kim
Andrew Kim
Managing Director